360 Funds 485BPOS

Exhibit 99(j)(6)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment # 198 to the Registration Statement on Form N-1A of the Onchain U.S. Government Money Fund and to the use of our report dated November 26, 2025, on the financial statements and financial highlights of the Onchain U.S. Government Money Fund, a series of 360 Funds, appearing in Form N-CSR for the year ended September 30, 2025, which are also incorporated by reference into the Registration Statement.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

January 28, 2026